UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 and 2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets

As previously reported on a Current Report on Form 8-K dated August 3, 2012, Global Income Trust, Inc. (“we” or the “Company”) entered into a purchase and sale agreement to acquire a portfolio of four neighborhood retail centers located in western Germany. On September 27, 2012, we, through our subsidiary, GIT Worms, S.à.r.l., a Luxembourg private limited company (“Subsidiary Owner”), closed on the acquisition of two of the centers (each a “Center” and, collectively, the “Centers”) located in the western German metropolitan areas of Worms and Gutersloh. The Subsidiary Owner acquired the Worms Center and the Gutersloh Center from REPCO 2 S.A. and REPCO 8 S.A., respectively, each of which is a Luxembourg registered company and neither of which is affiliated with the Company or its affiliates. We expect to complete the purchase of the remaining two centers by the end of the fourth quarter. Although we deem the purchase of the remaining two centers as probable, there is no assurance that the acquisition of the remaining two centers will occur.

The total purchase price for the Worms Center and the Gutersloh Center was 4.4 million euros and 2.925 million euros, respectively, for an aggregate purchase price of 7.325 million euros ($9.427 million, based on an exchange rate of $1.287 per euro as of the date of closing), exclusive of closing costs. The tenants of both properties include established international and national value retail brand names. The Worms Center has approximately 41,944 square feet of leasable space and the Gutersloh Center has approximately 19,375 square feet of leasable space. The two Centers are currently 100% occupied with approximately 6.9 years remaining average lease term of the properties’ tenants.

Concurrent with the acquisition of the Centers, the Subsidiary Owner entered into a property management agreement with an affiliate of our sub-advisor and sub-property manager that focuses on European and Asian acquisitions to manage the Worms and Gutersloh Centers. The Lender for the financing used to acquire the Centers has required that the Subsidiary Owner may not terminate the engagement of the manager without the Lender’s consent. The Subsidiary Owner will pay the manager the same fees we would otherwise pay our property manager.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant

On August 3, 2012, in connection with the acquisition of the two Centers, our Subsidiary Owner entered into a loan agreement (the “Loan Agreement”) with Bayerische Landesbank, a German bank (“Lender”), providing for a senior secured loan (the “Senior Loan”) in the aggregate principal amount of approximately 8.682 million euros, with the Senior Loan to be drawn on to finance the acquisition of one of the four retail centers. On September 27, 2012, 2.810 million euros and 1.752 million euros were drawn on the Senior Loan to finance the acquisition of the Worms Center and the Gutersloh Center, respectively, for an aggregate outstanding principal loan amount of 4.562 million euros ($5.871 million based on an exchange rate of $1.287 per euro) as of September 27, 2012. The remaining aggregate purchase price for the Worms and the Gutersloh Centers was funded from the proceeds of the Company’s current offering.

The loan agreement provides that the borrower can elect one of two interest options for each draw on the Senior Loan. Interest on the current outstanding principal balance of the Senior Loan accrues at the fixed rate of 2.98% per annum for the Worms Center and 3.17% per annum for the Gutersloh Center, respectively. Interest on the Senior Loan is due and payable every six months in arrears, on January 15 and July 15 of each year, respectively. The outstanding principal balance of the Senior Loan is due and payable commencing on January 15, 2018 as follows:

January 15, 2018 – 2.5 of the outstanding principal balance;

July 15, 2018 – 2.5 % of the outstanding principal balance;

January 19, 2019 – 3.0% of the outstanding principal balance; and

July 15, 2019 – 3.0% of the outstanding principal balance.

The Senior Loan matures and is due and payable in full on August 1, 2019.

The Senior Loan may be prepaid at any time, in whole or in part. If the Subsidiary Owner sells a Center or prepays the loan amount applicable to such Center, the Subsidiary Owner will pay Lender an amount of 3.372 million euros inclusive of the principle balance in the event of an early repayment of the Senior Loan with respect to the Worms Center, and 2.1024 million euros inclusive of the principle balance in the event of an early repayment of the Senior Loan with respect to the Gutersloh Center. Since the amount is denominated in euros, the amount we would pay in U.S. dollars in the event of prepayment may increase or decrease, depending upon currency exchange rate fluctuations. The Subsidiary Owner also has agreed to indemnify the Lender for any losses the Lender incurs, including fees paid, in connection with the prepayment of the Senior Loan.

The Senior Loan is secured by a mortgage on the all real property improvements and personal property of the Centers, together with an assignment of rents and a cash sweep account established with the Lender to be utilized in the event of certain interest coverage and loan to value ratios are not met. The Subsidiary Owner paid the Lender an arrangement fee in the amount of 86.820 thousand euros in connection with the Senior Loan ($111.7 thousand based on an exchange rate of $1.287 per euro as of the date of closing) and is obligated to pay a commitment fee of 0.7% per annum for the undrawn portion of the Senior Loan commencing from the third month following execution of the Senior Loan agreement, payable in arrears at the end of each calendar quarter.

The loan agreement for the Senior Loan is governed by German law and contains affirmative, negative and financial covenants customary for this type of loan under German law. The loan agreement also contains customary events of default relating to the Subsidiary Owner as borrower.

Item 8.01	Other Events

On October 3, 2012, the Company issued a press release relating to the acquisition of the Worms Center and the Gutersloh Center on September 27, 2012. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for each of the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

99.1	Press Release dated October 3, 2012

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 27, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; our ability to identify and close on suitable investments; and failure to maintain our REIT qualification. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2012	GLOBAL INCOME TRUST, INC.

	By:	/s/ Steve D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer